Exhibit 10.26

SELF-INSURANCE AGGREGATE SURETY BOND

STATE OF KANSAS
DEPARTMENTOF HUMAN RESOURCES
DIVISION OF WORKERS COMPENSATION

Surety Bond Number  LPM 8166101

Mailing Address
DEPARTMENT OF HUMAN RESOURCES
DIVISION OF WORKERS COMPENSATION
800 SW JACKSON STE 600
TOPEKA KS 66612-1227

Know All Persons by These Presents:

That Labor Ready Central, Inc., (hereinafter called the Principal) and Fidelity and  Deposit Company of Maryland of Post Office Box 1227, Baltimore, Maryland 21203-1227, as Surety, are held and firmly bound into the PEOPLE OF THE STATE OF KANSAS, for the use and benefit of each and all of the employees of the Principal in the aggregate penal Sum of Six Hundred Twelve Thousand and 00/100 ––––––––– Dollars (612,000.00), for the payment of which, the Principal binds itself, its heirs, executors, administrators, successors, and assigns, and the Surety binds itself, its successors, and assigns, jointly and severally by these presents:

          WHEREAS, in accordance with the provisions of Kansas Statutes the Principal elected to self-insure, and made application for, or received from the Division of Workers Compensation, State of Kansas, a Certificate to Self-Insure.

          NOW, THEREFORE, the condition of this obligation is such, that if the Principal shall pay or cause to be paid direct to its employees the compensation due in accordance with all the provisions of the Kansas Workers Compensation Act and a Certificate to Self-Insure received fmm the Division of Workers Compensation, State of Kansas, then this obligation shall be void; otherwise to remain in full force and effect, subject however, to the following provisions, terms and conditions:

1.	This Bond can be amended by an amendatory rider if such a rider is approved by the Kansas Division of Workers Compensation. Such a rider shall be in written form attached to this Bond following written approval of the Kansas Division of Workers Compensation.

2.	The Surety undertakes and agrees that the obligation of this Bond shall cover and extend in an aggregate manner to all past, present, future, and existing and potential obligations of the Principal under the Kansas Workers Compensation Act from the date the Principal becomes self-insured which date being January 1, 2001. Such aggregate obligations for past, present, future, and existing and potential obligations shall extend to the payment for temporary and permanent compensation, medical compensation, death benefits, court costs, assessments and any other liability or assessment reauired or imposed on the Principal by the Kansas Workers Compensation Act. The obligations of the Surety shall be in the manner set out in this bond subject to the penal amount of this bond.

3.	This Bond shall be an aggregate bond continuous in form and shall remain in full force and effect until the Surety is released asset out in this agreement
4.	When there is release of Surety approved by the Kansas Division of Workers Compensation, that Surety shall be released as follows: (a) Where the Principal enters into an agreement with a new Surety company, the new Surety shall assume all obligations of the previous Surety and the previous Surety shall be completely released from its obligations under this bond. The new Surety shall then be liable for all obligations of the Principal as set out in paragraph 2 of this Bond and all other sections of this bond; (b) Where the Principal does not obtain a new Surety and the Surety is released by the Division of Workers Compensation. The Surety shall be liable for all past, present and future obligations of the Principal that relate to accidents or occupational diseases which occurred prior to the date of release of such Surety. Such obligations will extend to past, present and future payments of temporary and permanent compensation, medical compensation, death benefits, court costs, assessments and any other liability or assessment imposed on a Principal by the Kansas Workers Compensation Act in regard to accidents or occupational diseases that occur prior to the date of the Surety's release.

5.	The date of release of Surety shall be the date when the Surety is advised in writing by theDivision of Workers Compensation that they are so released. When a Surety wishes to be released from this agreement, they shall make application for release to the Division of Workers Compensation with a copy of that application to the Principal. However, in no case shall the Division of Workers Compensation require that this agreement be in effect more than 60 days following receipt of the request for a release from the Surety. Such a release of the Surety shall, however, be conditional on the terms set out in paragraph 4 of this bond.

6.	In the event the Principal shall suspend payment of workers compensation benefits, become insolvent, appoint a receiver, or otherwise in any way is financially unable to meet its obligations under the Kansas Workers Compensation Act, the Surety will become liable for all obligations of the Principal as set out in paragraph 2 of this agreement and other sections of this Bond. This obligation shall become effiective on the date the Principal suspends payment of workers compensation benefits, becomes insolvent, appoints a receiver, or is otherwise financially unable to pay his obligations under the Kansas Workers Compensation Act. The obligations of Surety shall not be stayed pending any proceedings for liquidation of said Principal.

7.	The Surety, subject to approval by the Division of Workers Compensation, shall discharge their obligations under this Surety bond by adjusitng its own claims or contracting with an adjusting company, risk management company, insurance company or other company that has expertise and capabilities in adjusting and paying workers compensation claims. The company designated to handle claims shall be subject to approval by the Division of Workers Compensation. The Division of Workers Compensation shall be notified of the Surety's plan to handle claims no later than ten (10) days following the date the Principal suspends payment of workers compensation benefits, becomes insolvent, appoints a receiver, or is otherwise financially unable to meet their obligations under the Kansas Workers Compensation Act. If an adjusting company other than the Surety is designated to handle claims, the cost of such adjusting company shall be borne by the Surety and not deducted from the penal amount of this Bond.

8.	The Surety can meet its obligations as set out in paragraph 2 and all other sections of this Bond without a formal award by the Division of Workers Compensation and such payment will be a credit against the penal sum of this Bond. Administrative and legal costs, including attorney's defense costs on an individual claim incurred by the Surety in discharging its obligations under this Bond, shall not be charged against the penal sum of this Bond. Payments to workers or other obligations of the Principal under the Kansas Workers Compensation Act will be paid in the same manner as the Priucipal would be required to rnake such payments. All obligations of the Principal under the Kansas Workers Compensation Act will be met in a timely manner by the Surety.

9.	The undersigned are held and firmly bound for the payment of all legal costs, including reasonable attorney's fees incurred in all or any actions or proceedings taken to enforce payment of this bond or payments of any award of judgment rendered against the undersigned Surety.

10.	The purpose and function of this Bond are to assure that at least the same rights, remedies, and protections to the Division of Workers Compensation and to any other interested beneficiary, recipient or party are guaranteed, as if securities had been deposited by the Principal, in accordance with the provisions of the Kansas Workers Compensation Act and were held in the name of the Division of Workers Compensation as a security deposit in connection with the self-insured privilege.

11.	If any part or provision of this Bond shall be declared unenforceable or invalid by a court of competent jurisdiction, such determination in no way shall affect the validity or enforceability of the other parts or provisions of this Bond.

12.	The Surety expressly recognizes that the intended purpose of this Bond is to insure that aggregate obligations of the Principal are met if the Principal suspends payment of workers compensation benefits, becomes insolvent, appoints a receiver or otherwise is financially unable to meet their obligations under the Kansas Workers Compensation Act for any past, present, future and existing or potential obligations for temporary and permanent compensation, medical compensation, death benefits, Court Costs, assessments and any other liability or assessments required of or imposed on the Principal by the Kansas Workers Compensation Act. This meaning and intent shall be given to the construction of the terms set out in this Bond agreement.

The effective date of this Bond shall be January 1, 2001.

          IN WITNESS WHEREOF, The parties hereto have caused their names to be signed and this instrument to be sealed by the respective parties thereunto duly authorized.

Signed, sealed and delivered this 27th day of December,2001.

NOTE: Must be countersigned:

By:  Retaliatory - Not Required
Kansas Resident Agent

ATTEST:

FOR PRINCIPAL: Labor Ready Central, Inc.

SIGNATURE: /s/ Ronald L. Junck

PRINTED NAME: Ronald L. Junck

TITLE: President

FOR SURETY: Fidelity and Deposit Company of Maryland

SIGNATURE: /s/ Patrick D. Dineen

TITLE: Patrick D. Dineen, Attorney-in-Fact

ATTEST:

/s/ Krista M. Stromberg
Corporate Secretary of Surety
Krista M. Stromberg, Attorney-in-Fact